                                                            EXHIBIT 99-B.8.31

                       FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment among American Funds Distributors, Inc., American Funds
Service Company, ING Life Insurance and Annuity Company, ReliaStar Life Insurance
Company and ReliaStar Life Insurance Company of New York, is effective October 1,
2008.

WHEREAS, the parties have entered into a Participation Agreement dated
January 1, 2003, as amended January 3, 2006, November 1, 2006, and February 1, 2007
(the “Agreement”); and

WHEREAS, the parties desire to add International Growth and Income Fund, a new fund in the American Funds family, to the Agreement;

NOW, THEREFORE, in consideration of the premises and agreements set forth below, the parties hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is amended by adding the following fund to the Schedule:

International Growth and Income Fund

2.	All other provisions of the Agreement remain in effect without change.

                                     SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers, effective as of the date set forth above.

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ David Givner

Name: David Givner

Title:	Secretary

Date:	10-13-08

AMERICAN FUNDS SERVICE COMPANY

By: /s/ Ryan Rue Name: Ryan Rue Title: AVP Date: 10-13-08

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Lisa S. Gilarde

Name: Lisa S. Gilarde

Title:	Vice President

Date:	9-18-08

RELIASTAR LIFE INSURANCE COMPANY

By:	/s/ Carl P. Steinhilber

Name: Carl P. Steinhilber

Title:	Vice President

Date:	9/19/08

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Brian Haendiges

Name: Brian Haendiges

Title:	Vice President

Date:	9/18/08

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